UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 12, 2007

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Millennium India Acquisition Company Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32931	20-4531310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 East 38th Street, Suite 46C New York, NY 10016
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code:  (212) 681-6763

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01      Entry into a Material Definitive Agreement.

On May 12, 2007, we entered into two substantially identical share subscription agreements to acquire a 14.9% equity interest in each of SMC Global Securities Limited and SAM Global Securities Limited, that, following SMC’s contemplated acquisition of SAM, will collectively comprise the SMC Group of Companies “SMC”, for the aggregate fixed sum of Rps. 1,638,996,097, or approximately $39.97 million at a current exchange rate of $1.00 = Rps. 41.0.  Indian law prevents us from initially acquiring greater than a 14.9% equity interest in SMC.  All references herein to SMC assumes SMC’s acquisition of SAM.

Based in New Delhi, SMC is a full service financial services firm.  Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and insurance brokerage.  Currently, SMC has approximately 1,000 employee and regional offices in Mumbai, Kolkata, Chennai, Cochin, Amhedabad and Hyderabad.  In addition, it has a rapidly expanding retail distribution network of more than 4,000 independent financial advisors in 800 offices, in over 200 cities across the India.  This retail network, which is one of the largest in India, is currently serving the financial needs of more than 250,000 investors.

Consummation of the proposed acquisition transaction is subject to a number of conditions, including:

•	the receipt of approvals from Indian regulatory authorities;
•	SMC’s acquisition of SAM (which can be waived at our option);
•	the absence of any event constituting a material adverse effect affecting SMC;
•
our receipt of the affirmative vote of the holders of a majority of our shares of common stock sold in our July 2006 initial public offering present in person or represented by proxy and entitled to vote at a special meeting that we anticipate will be convened in October 2007 to consider and vote upon the proposed acquisition transaction; and

•
holders of no greater than 19.99% of our publicly traded shares of common stock vote against such transaction and exercise their right to convert their shares into a pro rata portion of the trust fund that contains substantially all of the net proceeds from our IPO.

A further condition to the consummation of the proposed acquisition transaction is our entry into a shareholders agreement with the shareholders of SMC which, among other matters, will accord us the right to designate one member to SMC’s board of directors.  Until the last to occur of:

•	we cease to own at least 50.1% of our initial equity interest in SMC;
•	SMC’s equity shares are listed on the Bombay Stock Exchange (BSE) and/or the National Stock Exchange (NSE); or
•	May 12, 2011,

we shall also be accorded a right of approval over a number of specified matters relating to the governance of SMC and the course of conduct of its business including, among others:

•	SMC’s entry into any new line of business or share acquisition out of the ordinary course;
•	any payment of dividends;
•	any capital expenditures in excess of 25% of SMC’s annual budget for such expenditures; and
•	any merger, acquisition or consolidation involving SMC or any third party in the financial services industry exceeding Rps. 41.0 million.

We will also have a right of approval over any new issuances of SMC’s equity securities until the later of:

•	two years from the closing date of the proposed acquisition transaction, or
•	the date upon which SMC lists its equity shares on the BSE or the NSE.

We are required by Indian law to hold our equity interest in SMC for a period of one year following their acquisition.  Thereafter, if we elect to sell all or any portion of such shares, the proposed shareholders agreement will require us to first offer such shares to the principals of SMC who will have a thirty day right of first refusal to acquire such shares at our proposed sale price.  If such right is not exercised, we shall be free to sell our shares without any limitation at that sale price.

If the principals of SMC sell all or a significant portion of their equity interests in SMC, we shall have the right, under certain circumstances, to compel the purchaser to acquire a proportionate number of our shares upon the same terms.

We refer you to the several exhibits attached hereto for further information with respect to the proposed share acquisition transaction and our rights under the proposed shareholders agreement.

MILLENNIUM INDIA STOCKHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION DESCRIBED HEREIN WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE WITHOUT CHARGE ONLINE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE (http://www.sec.gov) AND BY MAIL THROUGH REQUESTS TO MILLENNIUM INDIA ACQUISITION COMPANY INC., 300 EAST 38TH STREET, SUITE 46C, NEW YORK, NEW YORK 10016, ATTENTION: F. JACOB CHERIAN.

Item 9.01       Financial Statements, Pro Forma Financial Information and Exhibits.

(d)         Exhibits:

Exhibit	Description

10.1(a)	Share Subscription Agreement between Millennium India Acquisition Company Inc. and SMC Global Securities Limited and Promoters of SMC Global Securities Limited, dated May 12, 2007

10.1(b)	Proposed form of Shareholders Agreement between Millennium India Acquisition Company Inc. and SMC Global Securities Limited and Promoters of SMC Global Securities Limited

10.2(a)	Share Subscription Agreement between Millennium India Acquisition Company Inc. and SAM Global Securities Limited and Promoters of SAM Global Securities Limited, dated May 12, 2007

10.2(b)	Proposed form of Shareholders Agreement between Millennium India Acquisition Company Inc. and SMC Global Securities Limited and Promoters of SMC Global Securities Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium India Acquisition Company Inc.

Dated: May 17, 2007	By:	/s/ F. Jacob Cherian
F. Jacob Cherian
President and Chief Executive Officer